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                                                                  EXHIBIT 23.(A)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Prospectuses of the Vista Capital Advantage, the Polaris Choice II and the WM Diversified Strategies III Variable Annuities, which constitute part of this Registration Statement on Form S-1 of our report dated April 15, 2005 relating to the consolidated financial statements of AIG SunAmerica Life Assurance Company at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, which appears in such Registration Statement.




PricewaterhouseCoopers LLP
Los Angeles, CA
April 27, 2005